EXHIBIT 10.14

                         1998 DIRECTOR COMPENSATION PLAN

                 ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

                  1.1 Establishment of the Plan. Microtest, Inc., a Delaware corporation (the "Company"), establishes the "Microtest, Inc. 1998 Director Compensation Plan" (the "Plan") for its Nonemployee Directors, as set forth in this document. The Plan sets forth the Board Compensation payable to Nonemployee Directors and grants Nonqualified Stock Options to Nonemployee Directors, subject to the terms below.

                           Subject to the approval of the Plan by the Company's shareholders, the Plan will become effective January 1, 1998 (the "Effective Date"). However, Options granted under the Plan will be canceled if the Plan is not approved by the Company's shareholders at its next regularly scheduled shareholders' meeting after the Effective Date.

                  1.2 Purpose of the Plan. The purpose of the Plan is to further the Company's short- and long-term objectives by attracting and retaining the services of Nonemployee Directors of outstanding competence and by linking the personal interests of Nonemployee Directors to those of the Company's shareholders.

                  1.3 Duration of the Plan. The Plan will begin on the Effective Date and shall remain in effect until all Stock under the Plan has been granted or purchased according to the Plan's provisions or until the Board of Directors exercises its right to terminate the Plan. However, no Option may be granted under the Plan after December 31, 2007.

                     ARTICLE 2. DEFINITIONS AND CONSTRUCTION

                  2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

                  (a) "Anniversary Grant Date" means the date of the initial election or appointment of a Nonemployee Director to the Board and, thereafter, the third business day following the public release of the Company's fiscal or quarterly earnings information immediately following the third anniversary of the Nonemployee Director's initial election or appointment and each successive third year anniversary thereafter. For those individuals who have completed three years of service as a Nonemployee Director as of the Effective Date, their Grant Date shall be the third business day following the public release of the
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           Company's fiscal year-end earnings information  immediately following the Effective Date.

                  (b) "Annual Grant Date" means the third business day following
           the  public  release  of  the  Company's  fiscal  year-end   earnings
           information.

                  (c) "Annual Retainer" means the annual fee payable by the Company to a Nonemployee Director, including amounts payable for service as a chairperson of a committee of the Board, but excluding Board and committee meeting fees.

                  (d) "Board" or "Board of Directors" means the Board of Directors of Microtest, Inc., and includes any committee of the Board of Directors designated by the Board to administer part or all of this Plan.

                  (e) "Change of Control" means and includes each of the following:

                  (1) any merger of the Company in which the Company is not the continuing or surviving entity, or pursuant to which Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Stock immediately prior to the merger have the same proportionate ownership of beneficial interest of common stock or other voting securities of the surviving entity immediately after the merger;

                  (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets or earning power aggregating more than 40% of the assets or earning power of the Company and its subsidiaries (taken as a whole);

                  (3) the shareholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company;

                  (4) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act), other than any employee benefit plan of the Company or any subsidiary of the Company or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Company's outstanding Stock or any beneficial owner of 20% or more of the Company's outstanding Stock as of the Effective Date shall becomes the beneficial owner of 50% or more of the Company's outstanding Stock; or

                  (5) during any period of two consecutive years, individuals who at the beginning of such period fail to constitute a majority of the Board, unless the election, or the nomination for election by the Company's shareholders, of each
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           new  director was  approved by a vote of at least  two-thirds  of the directors then still in office who were directors at the beginning of the period.

                  (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (g) "Committee" means the committee of the Board of Directors appointed by the Board to administer this Plan.

                  (h) "Company" means Microtest, Inc., a Delaware corporation, or any successor thereto as provided in Section 10.2 herein.

                  (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

                  (j) "Fair Market Value" means the fair market value of such Stock as determined by the Board in its discretion, under one of the following methods: (i) the closing price for the Stock as reported on any national securities exchange on which the Stock is then listed (which shall include the Nasdaq National Market) for that date or, if no price is so reported for that date, such price on the next preceding date for which the closing price was reported; or (ii) the price as determined by such methods or procedures as may be established from time to time by the Board.

                  (k) "Nonemployee Director" means any individual who is a member of the Board of Directors, but who is not otherwise an employee of the Company.

                  (l) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 7, which is not intended to be an incentive stock option qualifying under Code Section 422.

                  (m)  "Option"  means a  Nonqualified  Stock  Option under this
           Plan.

                  (n) "Participant" means a Nonemployee Director of the Company who has outstanding an award granted under the Plan.

                  (o) "Stock" means the shares of common stock of Microtest, Inc..

                  2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

                  2.3 Severability. In the event that a court of competent jurisdiction determines that any portion of this Plan is in violation of any statute, common law, or public policy, then only such portion shall be stricken. All portions of
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           this Plan that do not  violate  any  statute or public  policy  shall continue in full force and effect.


                            ARTICLE 3. ADMINISTRATION

                  3.1 The Committee. The Plan shall be administered by the Board or a Committee of two or more Nonemployee Directors appointed by the Board to administer the Plan, subject to the restrictions set forth in this Plan. Except as otherwise provided, reference to the Committee shall refer to the Board if the Board does not appoint a Committee to administer the Plan.

                  3.2 Administration by the Committee. The Committee shall have full power, discretion, and authority to interpret and administer this Plan in a manner which is consistent with the Plan's provisions. However, in no event shall the Committee have the power to take any action that would result in the Plan not being treated as a formula plan under Section 16 of the Exchange Act.

                  3.3 Decisions Binding. All decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

                      ARTICLE 4. SHARES SUBJECT TO THE PLAN

                  4.1 Number of Shares.  Subject to  adjustment  as  provided in
           Section 4.3 herein, the total number of shares of Stock available for grant under the Plan may not exceed 150,000. The Stock issued may be authorized and unissued Stock or Stock reacquired by the Company, as determined by the Committee.

                  4.2 Lapsed Awards. If any Option granted under this Plan terminates, expires, or lapses for any reason, any Stock subject to purchase pursuant to such Option again shall be available for the grant under the Plan.

                  4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Stock combination, or other change in the corporate structure of the Company affecting the Stock, the number and/or type of Stock subject to any outstanding Award, the Option exercise price per share under any outstanding Option, will be automatically adjusted so that the proportionate interests of the Participants will be maintained as before the occurrence of such event. Any adjustment pursuant to this Section 4.3 will be conclusive and binding for all purposes of this Plan.
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                    ARTICLE 5. ELIGIBILITY AND PARTICIPATION

                  5.1 Eligibility. Persons eligible to participate in this Plan are limited to Nonemployee Directors.

                  5.2 Actual Participation. All eligible Nonemployee Directors shall receive an Annual Retainer under Article 6 and shall receive grants of Options pursuant to Article 7.

                          ARTICLE 6. BOARD COMPENSATION

                  6.1 Annual Retainer. In consideration for service on the Board, each Nonemployee Director shall be entitled to an Annual Retainer equal to $8,000 plus a $2,000 Annual Retainer for each committee membership, or such other amounts as determined from time to time by the Board. The Annual Retainer(s) shall be paid in quarterly installments provided that the Nonemployee Director is providing services as a member of the Board on such date. If a Nonemployee Director terminates service on the Board prior to the last day of a calendar quarter, the Nonemployee Director shall be entitled to receive a pro rata portion of his Annual Retainer(s) for such quarter.

                  6.2 Board and Committee Fees and Expenses. Each Nonemployee Director shall be entitled to a fee equal to $1,500 for each Board meeting, a fee equal to $1,000 for each Board committee meeting that is not in conjunction with a Board meeting and a fee equal to $750 for each telephonic Board or committee meeting attended. Such amounts may be adjusted from time to time in the Board's discretion. In addition, the Company shall reimburse each Nonemployee Director for reasonable expenses incurred by the Nonemployee Director for traveling to and attending Board and Board committee meetings.

                  6.3  Method  of  Payment.  A  Nonemployee   Director's  Annual
           Retainer shall be paid in cash. The Board and Board committee fees will be paid in cash promptly after such meetings.

                            ARTICLE 7. OPTION GRANTS

                  7.1 Annual Grant of Options.  Subject to the limitation on the
           number  of  shares  that  may  be  awarded  under  this  Plan,   each
           Nonemployee Director shall be granted an Option to purchase 1,000 shares of Stock on the Annual Grant Date occurring in 1998 and 5,000 shares of Stock on each Anniversary Date thereafter. The Option granted pursuant to this Section 7.1 shall be immediately vested and exercisable as of the relevant Annual Grant Date.
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                  7.2 Anniversary Grant of Options. Subject to the limitation on the number of shares that may be awarded under this Plan, each Nonemployee Director shall be granted an Option to purchase 10,000 shares of Stock on each Anniversary Grant Date. The Option granted pursuant to this Section 7.2 shall vest 25% on the Anniversary Grant Date, 25% on the first anniversary of the Anniversary Grant Date, 25% on the second anniversary of the Anniversary Grant Date, and the remaining 25% on the third anniversary of the Anniversary Grant Date provided, however, that a Nonemployee Director shall not be permitted to exercise any Option granted under this Section 7.2 until he owns (beneficially or otherwise) 5,000 shares of Stock other than shares of Stock subject to unexercised options under this Plan or any other Company plan.

                  7.3 Individual Award Agreement. Each Option grant shall be evidenced by an individual agreement that will not include any terms or conditions that are inconsistent with the terms and conditions of this Plan.

                  7.4 Option Price. The purchase price per share available for purchaser under an Option granted pursuant to this Article 7 shall be equal to the Fair Market Value on the Grant Date.

                  7.5 Duration of Options. Unless earlier terminated, forfeited, or surrendered pursuant to a provision of this Plan, each Option granted under this Article 7 shall expire on the tenth anniversary date of its grant.

                  7.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of shares with respect to which the Option is to be exercised, accompanied by full payment for the Stock. The Option price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its acceptable equivalent, or (b) by tendering previously acquired Stock having a Fair Market Value at the time of exercise equal to the total Option price (provided that the Stock tendered upon Option exercise have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option price), or (c) by a combination of (a) and (b). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

                  7.7 Restrictions on Share Transferability. To the extent necessary to ensure that Options granted under this Article 7 comply with applicable law, the Board shall impose restrictions on any Stock acquired pursuant to the exercise of an Option under this Article 7, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Stock is then listed and/or traded, and under any blue sky or state securities laws applicable to such Stock.
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                  7.8  Termination of Service on the Board of Directors.  If the
           service of a Participant on the Board terminates for any reason, any outstanding Options that are not vested as of such dated shall be forfeited. The Options that are otherwise exercisable as of the date of such termination shall be exercisable by the Participant for one year after such termination, unless the Options expire earlier under
           Section 7.5.

                  7.9 Nontransferability of Options. No Option granted under this Article 7 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under this Article 7 shall be exercisable during his or her lifetime only by such Participant.

                          ARTICLE 8. CHANGE IN CONTROL

                  In the event of a Change in Control of the Company, all Options granted under this Plan that are still outstanding and not yet vested, shall become immediately vested and exercisable. Upon, or in anticipation of, such an event, the Committee may cause every Option outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Options during a period of time as the Committee shall determine, except in the event that the surviving or resulting entity agrees to assume the Options on terms and conditions that substantially preserve the Participant's rights and benefits of the Option then outstanding.

               ARTICLE 9. AMENDMENT, MODIFICATION, AND TERMINATION

                  9.1 Amendment, Modification, and Termination. The Board may, at any time and from time to time, terminate, amend or modify the Plan; provided, however that to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

                  9.2 Awards Previously Granted. Unless required by law, no termination, amendment, or modification of this Plan shall in any manner adversely affect any Option previously granted under this Plan, without the written consent of the Participant holding such Option.

                            ARTICLE 10. MISCELLANEOUS

                  10.1 Beneficiary Designation. Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in the event of his or her death. Each designation will revoke all prior
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           designations by the same  Participant,  shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                  10.2 Successors. All obligations of the Company under this Plan, with respect to Options, cash or Stock granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

                  10.3 Requirements of Law. The granting of Options, cash and Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision set forth in this Plan, the Committee may, at its sole discretion, terminate, amend, or modify this Plan in any way necessary to comply with the applicable requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission as interpreted pursuant to no-action letters and interpretive releases.

                  10.4 Governing Law. This Plan, and all agreements hereunder, shall be governed by the laws of the State of Delaware.
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